Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

As disclosed under the sections entitled “The Merger Proposal” and “The Merger Agreement” beginning at pages 49 and 64, respectively, of the final prospectus contained in the Registration Statement on Form S-4 and definitive proxy statement (the “Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission (the “Commission”) on September 21, 2015 by Wins Finance Holdings Inc. (“Holdco”), and Sino Mercury Acquisition Corp. (“Sino”), respectively, Holdco entered into an Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of April 24, 2015 and amended on May 5, 2015, by and among Holdco, Sino, Wins Finance Group Limited (“WFG”) and the shareholders of the WFG (the “WFG Shareholders”), which contemplated (i) Sino merging with and into Holdco with Holdco surviving the merger (the “Merger”) and (ii) the WFG Shareholders exchanging 100% of the ordinary shares of WFG for ordinary shares of Holdco (the “Share Exchange” and together with the Merger, the “Transactions”).

The following unaudited pro forma condensed combined consolidated financial statements give effect to the Transactions which were consummated on October 26, 2015 pursuant to the Merger Agreement (the “Closing”) and are being provided to aid in the analysis of the financial aspects of the Transactions.

At the closing, Holdco changed its fiscal year end from December 31 to June 30, which is consistent with WFG’s fiscal year end.

The following unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2015 combines the audited consolidated historical balance sheet of WFG as of June 30, 2015 with the unaudited historical condensed consolidated balance sheet of Sino as of June 30, 2015, giving effect to the Transactions as if they had been consummated as of that date.

The following unaudited pro forma condensed combined consolidated income statement for the year ended June 30, 2015 combines the audited historical consolidated statement of income of WFG for the year ended June 30, 2015 with the unaudited historical condensed consolidated statement of operations of Sino for the year ended June 30, 2015, which was derived from the audited financial statements of Sino for the year ended December 31, 2014 and unaudited financial statements for the six months ended June 30, 2015, giving effect to the Transactions as if they had been consummated as of July 1, 2014.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the Transactions, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Transactions.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the period presented, nor earnings per share for any future date or period.

The unaudited pro forma condensed combined consolidated financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. WFG and Sino have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

In the Merger, holders of 1,012,379 shares of Sino common stock sold in its initial public offering (“public shares”) exercised their rights to convert those shares to cash at a conversion price of $10.00 per share, or an aggregate of $10,123,790.

Upon the Closing, the former security holders of Sino were issued an aggregate of 4,726,756 ordinary shares of Holdco, including 429,010 ordinary shares of Holdco issued in exchange for Sino’s then outstanding rights.

As consideration for their outstanding ordinary shares of WFG at Closing, the WFG Shareholders received an aggregate of 16,800,000 ordinary shares of Holdco, which includes 2,500,000 ordinary shares issued at the election of the WFG Shareholders to receive such shares in lieu of cash consideration. The WFG Shareholders selected to receive no cash consideration.

As a result of the Transactions, as of the date of this filing, there are 21,526,756 ordinary shares of Holdco outstanding where the WFG shareholders  own approximately 78.0% of the Holdco shares; the former Sino stockholders own approximately 22.0% of Holdco shares.

The Transactions are accounted for as a “reverse merger” and recapitalization at the date of the consummation of the Transactions since the WFG  shareholders own 78.0% of the outstanding ordinary shares of Holdco immediately following the completion of the Transactions and WFG’s operations will be the operations of Holdco following the Transactions. Accordingly, WFG is deemed to be the accounting acquirer in the Transactions and, consequently, the Transactions are treated as a recapitalization of WFG. As a result, the assets and liabilities and the historical operations that will be reflected in the Holdco financial statements after consummation of the Transactions will be those of WFG and will be recorded at the historical cost basis of WFG. Sino’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of WFG upon consummation of the Transactions.

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Wins Finance Holdings Inc.

(formerly Sino Mercury Acquisition Corp.)

Pro Forma Condensed Combined Consolidated Balance Sheet
As of June 30, 2015

(Unaudited)

	Sino Mercury	Wins Finance
	Acquisition Corp.	Group Limited	Adjustment		Pro Forma
	Historical	Historical	for		Unaudited,
	Unaudited	Audited	Merger		Combined
ASSETS
Cash	$188,632	$9,883,091	$40,804,075	(a)	$39,576,375
			(10,123,790	)(b)
			(432,040	)(f)
			(443,593	)(g)
			(300,000	)(i)
Restricted cash	-	28,494,217	-		28,494,217
Available-for-sale financial assets	-	184,160,555	-		184,160,555
Guarantee paid on behalf of guarantee service customers	-	633,313	-		633,313
Interest receivable	-	247,912	-		247,912
Net investment in direct financing lease		25,829,055	-		25,829,055
Deferred tax assets, net	-	414,479	-		414,479
Property and equipment, net	-	915,416	-		915,416
Other assets	47,026	427,386	-		474,412
Cash held in trust account	40,804,075	-	(40,804,075	)(a)	-
TOTAL ASSETS	$41,039,733	$251,005,424	$(11,299,423)		$280,745,734

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Bank loan capital lease business	$-	$511,825	$-		$511,825
Interest payable	-	49,719	-		49,719
Income tax payable	-	3,067,757	-		3,067,757
Unearned income from financial guarantee services	-	3,659,062	-		3,659,062
Other liabilities	56,042	4,067,343	-		4,123,385
Allowance on financial guarantee services	-	1,261,868	-		1,261,868
Deferred income tax liability		1,123,742	-		1,123,742
Note payable to stockholder	300,000	-	(300,000	)(i)	-
Deferred underwriting compensation	432,040	-	(432,040	)(f)	-
Total Liabilities	788,082	13,741,316	(732,040)		13,797,358

Common stock subject to possible conversion	30,801,000	-	(30,801,000	)(b)	-

Shareholders' equity
Preferred Stock	-	-	-		-
Common stock	223	-	207	(b)	2,153
			1,680	(d)
			43	(e)
Additional paid-in capital	10,025,914	199,367,582	20,677,003	(b)	229,049,697
			(575,486	)(c)
			(1,680	)(d)
			(43	)(e)
			(443,593	)(g)
Statutory reserve	-	325	-		325
Retained Earnings/(Deficit)	(575,486)	33,490,567	575,486	(c)	33,490,567
Accumulated other comprehensive income	-	4,405,634	-		4,405,634
Total Shareholders' equity	9,450,651	237,264,108	20,233,617		266,948,376

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$41,039,733	$251,005,424	$(11,299,423)		$280,745,734

Shares Outstanding as of June 30, 2015	5,310,125				21,526,756
Book Value Per Share or Pro Forma Book Value Per Share as of June 30, 2015	$1.78				$12.40

See notes to unaudited pro forma condensed combined consolidated financial statements

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Wins Finance Holdings Inc.

(formerly Sino Mercury Acquisition Corp.)

Unaudited Pro Forma Condensed Consolidated Income Statement
For the year ended June 30, 2015

	Sino Mercury	Wins Finance
	Acquisition Corp.	Group Limited	Adjustment		Pro Forma
	Historical	Historical	for		Unaudited,
	Unaudited	Audited	Merger		Combined
Guarantee service income
Commissions and fees on financial guarantee services	$-	$7,860,629	$-		$7,860,629
Reversal on financial guarantee services	-	576,456	-		576,456
Commission and fees on guarantee services, net	-	8,437,085	-		8,437,085

Direct financing lease income
Direct financing lease interest income	-	3,547,273	-		3,547,273
Interest expense for direct financing lease		(454,002)			(454,002)
Provision for lease payment receivable	-	(70,467)	-		(70,467)
Net direct financing lease interest income after provision for receivables	-	3,022,804	-		3,022,804

Financial advisory and lease agency income	-	3,386,586	-		3,386,586
Net revenue	-	14,846,475	-		14,846,475

Non-interest income
Interest on short-term investments	-	16,657,246	-		16,657,246
Total non-interest income	-	16,657,246	-		16,657,246

Non-interest expense
Business taxes and surcharge	-	(200,223)	-		(200,223)
Salaries and employees surcharge	-	(424,872)	(600,000	)(h)	(1,024,872)
Rental expenses	-	(190,239)	-		(190,239)
Other operating expenses	(574,511)	(1,468,741)	-		(2,043,252)
Total non-interest expense	(574,511)	(2,284,075)	(600,000)		(3,458,586)

Income before taxes	(574,511)	29,219,646	(600,000)		28,045,135
Income tax expense	-	(3,662,488)	-		(3,662,488)
Deferred tax benefit	-	515,495	-		515,495
Net Income	(574,511)	26,072,653	(600,000)		24,898,142
Net income attributable to common stockholders	$(574,511)	$26,072,653	$(600,000)		$24,898,142
Weighted Average Shares Outstanding — Basic and Diluted	2,016,567				21,526,756
(Loss) Income or Pro Forma Earnings Per Share – Basic and Diluted	$(0.28)				$1.16

See notes to unaudited pro forma condensed combined consolidated financial statements

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NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet Adjustments

(a)	Release of $40,804,075 of the proceeds held in the trust account to pay for the acquisition and for the share conversion into cash.

(b)	Conversion of 1,012,379 shares into cash, and reclassification of 2,067,721 shares of the balance of common stock subject to possible conversion to common stock and additional paid-in capital.

(c)	Reclassification of Sino’s accumulated deficit to additional paid-in capital.

(d)	Issuance of the stock consideration of 16,800,000 shares including 2,500,000 shares issued at the election of the WFG Shareholders to receive such shares in lieu of cash consideration.

(e)	Conversion of outstanding 4,290,100 rights to 429,010 shares.

(f)	Payment of deferred underwriting fees of $432,040.

(g)	The effects of an estimated $0.4 million of incremental transaction costs associated with the merger.

(h)	The effect of an increase of $0.6 million for the year ended, June 30, 2015, in salaries of executive officers according to the employment agreements to be signed after closing .

(i)	Repayment of the $300,000 convertible promissory note to Jianming Hao.

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